Exhibit 10.1

BACKSTOP FACILITY AGREEMENT

This Backstop Facility Agreement (this “Agreement”) is entered into as of May 10, 2021, by and among Austerlitz Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), and Cannae Holdings, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in that certain Business Combination Agreement, dated as of the date hereof, by and among the Company, Wynn Interactive Ltd., an exempted company limited by shares incorporated in Bermuda (“Wave”), and Wave Merger Sub Limited, an exempted company limited by shares incorporated in Bermuda and direct, wholly owned subsidiary of AAC (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”).

WHEREAS, in connection with the entry into the Business Combination Agreement, an allocation of up to $690,000,000.00 of committed capital of the Purchaser has been made to subscribe for a number of AAC Class A Ordinary Shares equal to the number of AAC Class A Ordinary Shares that are properly redeemed in connection with the Special Meeting, if any (the “AAC Shareholder Redemptions”); and

WHEREAS, the Purchaser is entering into this Agreement with the Company, whereby at the BPS Closing under the Business Combination Agreement, the Purchaser will acquire AAC Class A Ordinary Shares and the Company will issue and sell such AAC Class A Ordinary Shares to the Purchaser, on a private placement basis, solely to the extent necessary to fund AAC Shareholder Redemptions on a share for share basis and in the amount determined pursuant to Section 2(a)(i) hereof and subject to the limitations set forth herein (the “Backstop Purchase Shares”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Backstop Limit; Backstop Notice.

(a) Backstop Limit. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall never be required to pay a BPS Purchase Price (as defined below) in connection with the AAC Shareholder Redemptions greater than $690,000,000.00 (the “Backstop Limit”).

(b) Backstop Notice. On the date by which AAC Shareholder Redemptions are required to be made in accordance with the Company’s amended and restated memorandum and articles of association, as they may be amended from time to time (the “Memorandum and Articles”) (which date is two (2) Business Days prior to the date of the Special Meeting), to the extent the AAC Shareholder Redemptions is greater than zero (0), the Company shall (or, if the Company fails to deliver such notice, Wave shall be entitled to) deliver a written notice (the “Backstop Notice”) to the Purchaser (with a copy to Wave) setting forth:

(i) the total number of AAC Class A Ordinary Shares subject to the AAC Shareholder Redemptions (such number of AAC Class A Ordinary Shares, the “Subscription Amount”),

(ii) the resulting BPS Purchase Price (as calculated in accordance with Section 2(a)(i)), which number shall in no event be greater than the Backstop Limit, and

(iii) the Company’s wire instructions.

Notwithstanding the forgoing, the “Subscription Amount” shall not include any AAC Class A Ordinary Shares subject to the AAC Shareholder Redemptions that have been subsequently and validly withdrawn in accordance with the Company’s Memorandum and Articles and applicable Law. A Backstop Notice cannot be made, and the Company shall not be permitted to deliver a Backstop Notice or cause the Purchaser to acquire any Backstop Purchase Shares, to the extent the Company has a Subscription Amount equal to zero (0).

(c) For clarity, delivery of a Backstop Notice shall not be a condition to payment of the BPS Purchase Price, and any failure to deliver the Backstop Notice as required by this Agreement shall not impair, release or otherwise modify or amend the Company’s or the Purchaser’s obligations hereunder.

2. Sale and Purchase.

(a) Backstop Purchase Shares.

(i) Subject to the terms and conditions hereof, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a number of Backstop Purchase Shares equal to the Subscription Amount, for an aggregate purchase price equal to the product of (x) $10.00 multiplied by (y) the Subscription Amount (such aggregate purchase price, the “BPS Purchase Price”).

(ii) The closing of the sale of the Backstop Purchase Shares (the “BPS Closing”) shall be held on the Closing Date (immediately prior to the Closing and prior to the Domestication). At the BPS Closing, the Company will issue to the Purchaser the Backstop Purchase Shares, registered in the name of the Purchaser, against (and concurrently with) the payment of the BPS Purchase Price to the Company by wire transfer of immediately available funds to the account notified to the Purchaser by the Company.

(b) Delivery of Backstop Purchase Shares.

(i) The Company shall register the Purchaser as the owner of the Backstop Purchase Shares purchased by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of stockholders of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the BPS Closing.

(ii) In addition to any notation or legend required under the Investor Rights Agreement or the Registration Rights Agreement, each register and book entry for the Backstop Purchase Shares purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Backstop Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. Subject to any restrictions in the Registration Rights Agreement or Investor Rights Agreement, if the Backstop Purchase Shares are eligible to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 2(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Backstop Purchase Shares without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Backstop Purchase Shares in violation of applicable law or if the Purchaser has not provided such information, documents or certificates as the Company’s counsel reasonably requests in connection with the legal opinion referred to above.

(d) Registration Rights. The Purchaser shall have registration rights to the extent set forth in the Registration Rights Agreement that will be entered into by and among AAC, Cannae, the Sponsor and certain other parties thereto in connection with the consummation of the Transactions (the “Registration Rights”). Concurrently with the BPS Closing, the Purchaser shall deliver to Wave and the Company a duly executed counterpart to each of the Registration Rights Agreement and the Investor Rights Agreement.

(e) Placement Fee. As part of Purchaser’s obligation to allocate committed capital under this Agreement, the Company agrees (contingent on Purchaser’s payment in full of the BPS Purchase Price) to pay the Purchaser a placement fee equal to $3,450,000 (the “Placement Fee”). The Placement Fee shall be paid in full at the Closing. The Company and the Purchaser each acknowledge and agree that the Placement Fee shall constitute Transaction Expenses pursuant to the terms of the Business Combination Agreement. Purchaser shall deliver wire instructions to the Company for the Placement Fee at least two (2) Business Days prior to the BPS Closing.

(f) Equitable Adjustments. If, between the date of this Agreement and the BPS Closing, the AAC Class A Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of AAC Class A Ordinary Shares will be appropriately adjusted to provide to the Purchaser the same economic effect as contemplated by this Agreement prior to such event.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to each of the Company and Wave as follows:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement, the Investor Rights Agreement and the Registration Rights Agreement (collectively, the “Purchaser Agreements”). The Purchaser Agreements, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by the Purchaser Agreements.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of the Purchaser Agreements and the consummation by the Purchaser of the transactions contemplated by the Purchaser Agreements will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of Law applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the Purchaser Transactions).

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of Law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s existing and planned or expected business, management, financial affairs and the terms and conditions of the sale of the Securities with the Company’s management. In making its decision to purchase the Securities, the Purchaser represents that it has relied solely upon its own independent investigation and the Company’s representations, warranties and agreements herein. The Purchaser acknowledges and agrees that it has received and has had an adequate opportunity to review such financial and other information as it deems necessary in order to make an investment decision with respect to the Securities and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to its investment in the Securities. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed the documents provided to it by the Company. The Purchaser represents and agrees that it and its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Purchaser acknowledges that the information provided to it is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transactions, shall in no way affect such its obligation to purchase the Securities hereunder.

(g) Restricted Securities. The Purchaser understands that the sale of the Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed a Registration Statement on Form S-1 to consummate its initial public offering with the SEC (the “IPO”). The Purchaser understands that the sale of the Securities hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such sale of the Securities.

(h) High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Securities.

(k) Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 8(a) below.

(l) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(m) Adequacy of Financing. The Purchaser has, or will have at the BPS Closing, available to it sufficient immediately available funds to satisfy its obligations under this Agreement.

(n) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO of the Company or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that participated in the IPO of the Company.

(o) Absence of Litigation. There is no Action before or by any Governmental Authority pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of the Purchaser’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(p) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s Affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the sale and purchase of the Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s Affiliates (collectively, the “Company Parties”). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3(p) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud. The Purchaser Parties separately specifically disclaim that they are relying upon any representations or warranties that may have been made by Wave, any person on behalf of Wave or any of the Wave’s Affiliates (including Wynn Resorts, Limited).

4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Incorporation and Corporate Power. The Company is, as of the date hereof, an exempted company with limited liability duly incorporated under the Laws of the Cayman Islands, with all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i) 800,000,000 AAC Class A Ordinary Shares, 69,000,000 of which are issued and outstanding of which are issued and outstanding, and all of the outstanding AAC Class A Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws;

(ii) 80,000,000 AAC Class B Ordinary Shares, 14,785,714 of which are issued and outstanding, and all of the outstanding AAC Class B Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii) 80,000,000 AAC Class C Ordinary Shares, 14,785,714 of which are issued and outstanding, and all of the outstanding AAC Class B Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iv) 1,000,000 AAC Preferred Shares, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Backstop Purchase Shares at the BPS Closing has been taken or will be taken prior to the BPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the BPS Closing, and the issuance and delivery of the Backstop Purchase Shares has been taken or will be taken prior to the BPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Valid Issuance of Backstop Purchase Shares.

(i) The Backstop Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer, liens, encumbrances and charges specified under this Agreement, the Registration Rights Agreement or the Investor Rights Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Backstop Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii) — (iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings required pursuant to Regulation D of the Securities Act, applicable state securities laws, the Gaming Approvals and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s Memorandum and Articles or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Limited Operations and Operating History. As of the date hereof, the Company has not conducted any operations other than organizational activities and activities in connection with its IPO, its search for a potential business combination and financing in connection therewith.

(h) Absence of Litigation. There is no Action before or by any Governmental Authority pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(i) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Backstop Purchase Shares.

(j) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the sale and purchase of the Backstop Purchase Shares, the Purchaser Transactions or a potential business combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties in connection with the sale and purchase of the Backstop Purchase Shares. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4(j) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

5. Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a) Trust Account. Notwithstanding anything to the contrary set forth herein, the Purchaser acknowledges that the Company has established a trust account containing the proceeds of its IPO and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). The Purchaser agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Agreement; provided, however, that nothing in this Section 5(a) shall be deemed to limit the Purchaser’s right, title, interest or claim to the Trust Account by virtue of the Purchaser’s record or beneficial ownership of securities of the Company, including, but not limited to, any redemption right with respect to any such securities of the Company. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account. The Purchaser agrees and acknowledges that such waiver is material to this Agreement and has been specifically relied upon by the Company to induce the Company to enter into this Agreement and the Purchaser further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event the Purchaser, in connection with this Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Company’s stockholders, whether in the form of monetary damages or injunctive relief, the Purchaser, as applicable, shall be obligated to pay to the Company all of the Company’s legal fees and costs in connection with any such action in the event that the Company prevails in such action or proceeding.

(b) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 4(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6. BPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Closing shall occur substantially concurrently with, and following, the purchase of the Backstop Purchase Shares;

(ii) The Company (or Wave) shall have paid (or shall pay, substantially concurrently with the payment of the BPS Purchase Price) the Placement Fee to the Purchaser;

(iii) The Subscription Amount shall be greater than zero (0);

(iv) The BPS Purchase Price shall not exceed $690,000,000; and

(v) There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

(b) The obligation of the Company to sell the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Closing shall occur substantially concurrently with, and following, the purchase of the Backstop Purchase Shares;

(ii) The representations and warranties of the Purchaser set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the BPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the BPS Closing; and

(iv) There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

(c) If requested by Wave, the Company will waive the conditions set forth in Section 6(b)(ii) and Section 6(b)(iii).

7. Termination. This Agreement may be terminated at any time prior to the BPS Closing:

(a) by written consent of each of the Company, the Purchaser and Wave; or

(b) automatically upon the valid termination of the Business Combination Agreement, as provided under the terms therein.

In the event of any termination of this Agreement pursuant to this Section 7, the BPS Purchase Price, if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 5(a) shall survive termination of this Agreement.

8. General Provisions.

(a) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(i)	If to the Purchaser, to:

Cannae Holdings, Inc.

1701 Village Center Circle

Las Vegas, NV 89134

Attn: Michael L. Gravelle, General Counsel and

Corporate Secretary

E-mail: mgravelle@cannaeholdings.com

(ii)	If to the Company, to:

Austerlitz Acquisition Corporation I

1701 Village Center Circle

Las Vegas, NV 89134

Attn: Michael L. Gravelle, General Counsel and

Corporate Secretary

E-mail: mgravelle@cannaeholdings.com

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn:   Michael J. Aiello

    Sachin Kohli

E-mail: michael.aiello@weil.com

     sachin.kohli@weil.com

and:

Wynn Interactive Limited

3131 Las Vegas Blvd.

S., Las Vegas, NV 89109

Attn: Chief Executive Officer

Email: Craig.Billings@wynnresorts.com

and:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:   Eric Schiele, P.C.

   Jonathan Davis, P.C.

   Carlo Zenkner

Email: eric.schiele@kirkland.com

    jonathan.davis@kirkland.com

    carlo.zenkner@kirkland.com

(b) Entire Agreement. This Agreement, the other Transaction Agreements and the Confidentiality Agreement constitute the entire agreement, relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto (and Wave) relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties hereto (and Wave) except as expressly set forth or referenced in this Agreement, the other Transaction Agreements and the Confidentiality Agreement.

(c) No Third Party Beneficiaries. This Agreement shall be binding on, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, and nothing set forth in this Agreement is intended to, or shall be construed to confer upon or give any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, this Agreement; provided, however, that each of the Company and the Purchaser agrees that Wave is a intended third party beneficiary of this Agreement (including Sections 1(b), 2(d), 3, 6, 7(a) and 8) and may directly enforce each of the covenants and agreements of the Purchaser and the Company under this Agreement.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including Sections 8(c) and 8(q)).

(e) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party and Wave; provided, however, that no consent of the Company or Wave shall be required if such assignment or delegation is to a controlled Affiliate of Purchaser and such Affiliate executes the Registration Rights Agreement and Investor Rights Agreement in accordance with Section 2(d); provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Backstop Purchase Shares and pay the BPS Purchase Price) and the Company and Wave shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof. Any purported assignment or assumption of this Agreement or any right or obligation hereunder in contravention of this Section 8(e) shall be void ab initio.

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

(g) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(h) Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(i) Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8(a) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8(i), a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(j) Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived, in whole or in part, except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided, that the prior written consent of Wave shall be required for any amendments, modifications, waivers or supplements (which shall include amendments which create additional conditionality, changes to the economics or delay the timing of any Backstop Notice).

(k) Waiver of Damages. Notwithstanding anything to the contrary contained herein, in no event shall any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement; provided, however, that in connection with any breach of Section 2(a) by the Purchaser, Wave (on behalf of itself and Wynn Resorts, Limited) will be entitled to recover all forms of damages (other than punitive damages), including for loss of business reputation, opportunity costs, time value of money and diminution of value, whether such damages are direct, indirect, consequential, special, exemplary or otherwise.

(l) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) Expenses. Except as otherwise expressly stated herein, the Company will be responsible for all costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, transfer agents, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Securities and the securities issuable upon conversion or exercise of the Securities.

(n) Construction. The parties (and Wave) hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto (and Wave) and no presumption or burden of proof will arise favoring or disfavoring any party hereto (or Wave) because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence. The prior written consent of Wave shall be required for any waiver by the Company or the Purchaser of any any default, misrepresentation, or breach of warranty or covenant hereunder.

(p) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, or upon the request of a Governmental Authority, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(q) Specific Performance; Enforcement. The Purchaser agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur to each of the Company and Wave in the event that the Purchaser does not perform its obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Purchaser acknowledges and agrees that (i) each of Wave and the Company shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, Wave and the Company would not have entered into the Transaction Agreements (including this Agreement). The Purchaser agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that Wave or the Company have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Purchaser acknowledges and agrees that Wave or the Company, in seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8(q), shall not be required to provide any bond or other security in connection with any such injunction. This Agreement may be enforced only by the Company, Wave and the Purchaser, and (other than Wave) none of the Company’s direct or indirect creditors nor any other person that is not a party to this Agreement shall have any right to enforce this Agreement or to cause the Company to enforce this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

AUSTERLITZ ACQUISITION CORPORATION I

By:	/s/ David Ducommun
Name: David Ducommun
Title: President

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Backstop Facility Agreement]